Exhibit (21)
UNIFI, INC.
SUBSIDIARIES

			Unifi Percentage
			Of Voting
Name	Address	Incorporation	Securities Owned

Unifi Textured Yarns	Letterkenny, Ireland	Ireland	100% — UH2
Europe, Ltd.

Unifi Dyed Yarns,	Manchester, England	United Kingdom	100% — UH2
Ltd.

Unifi International	Warwickshire, England	North Carolina	100%
Services, Inc.
(“UISI”)

Unifi International	Lyon, France	France	100% — UISI
Services Europe

Unifi GmbH	Oberkotzau, Germany	Germany	100% — UH2

UNF Industries, Ltd.	Migdal Ha — Emek, Israel	Israel	50% — UH2

Unifi Holding 1, BV	Amsterdam, Netherlands	Netherlands	100%
(“UH1”)

Unifi Holding 2, BV	Amsterdam, Netherlands	Netherlands	100% — UH1
(“UH2”)

Unifi Asia, Ltd.	Hong Kong, China	China	100% — UH2

Unifi Asia	St Michael, Barbados	Barbados	100%
Holding, SRL

Unifi do Brasil, Ltda	San Paulo, Brazil	Brazil	100%

Unifi Manufacturing,	Greensboro, NC	North Carolina	100%
Inc. (“UMI”)

Unifi Sales &	Greensboro, NC	North Carolina	100%
Distribution, Inc.
(“USD”)

Unifi Manufacturing	Greensboro, NC	North Carolina	95%
Virginia, LLC			5% — UMI

Unifi Export Sales,	Greensboro, NC	North Carolina	95%
LLC			5% — UMI

Unifi-SANS	Madison, NC	North Carolina	50% — UMI
Technical Fiber, LLC

Unifi Percentage
Of Voting
Name	Address	Incorporation	Securities Owned

Unifi Technical	Greensboro, NC	North Carolina	100% — USD
Fabrics, LLC

Charlotte Technology	Greensboro, NC	North Carolina	100% USD
Group, Inc.
(“CTG”)

UTG Shared	Greensboro, NC	North Carolina	100% — CTG
Services, Inc.

Unifi Textured	Greensboro, NC	North Carolina	100% — UMI
Polyester, LLC

Unifi Kinston, LLC	Greensboro, NC	North Carolina	100% — UMI

Glentouch Yarn	Greensboro, NC	North Carolina	100% — UMI
Company, LLC

Unimatrix	Greensboro, NC	North Carolina	100% — UMI
Americas, LLC

Spanco Industries,	Greensboro, NC	North Carolina	100% — UMI
Inc. (“SI”)

[ SI owns:	100%	Spanco International, Inc., (“SII”), a North Carolina corporation]

[SII owns:	83%	Unifi Latin America, S.A., a Columbian sociedad anonime; the remainder of Unifi Latin America is presently owned by:
		1% Unifi designees 16% Spanco — Panama, S.A. ]